Exhibit 1
Distribution Financial Services RV Trust 1999-1
June 15, 1999 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement
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
Beginning Pool Balance                                         $954,358,239.91
Beginning Pool Factor                                               0.95435499

Distribution Allocable to Principal on Notes
                     Prior                                                     Current
Class          Principal Payments             $1000 of orig.prin.bal     Principal Payments          $1000 of orig.prin.bal
A-1            $23,352,512.75                   207.1304893              $20,145,704.05                  178.6869611
A-2                     $0.00                     0.0000000                       $0.00                    0.0000000
A-3                     $0.00                     0.0000000                       $0.00                    0.0000000
A-4                     $0.00                     0.0000000                       $0.00                    0.0000000
A-5                     $0.00                     0.0000000                       $0.00                    0.0000000
A-6                     $0.00                     0.0000000                       $0.00                    0.0000000
  B                     $0.00                     0.0000000                       $0.00                    0.0000000
  C                     $0.00                     0.0000000                       $0.00                    0.0000000

Distribution Allocable to Interest on Notes
                      Prior                                             Current
Class  Rate      Interest Payment       $1000 of orig.prin.bal     Interest Payments            $1000 of orig.prin.bal
A-1    4.97%        $399,589.54               3.5442514                 $268,633.65                    2.3827080
A-2    5.38%      $1,020,088.35               4.4833333               $1,020,088.35                    4.4833333
A-3    5.70%        $940,490.50               4.7500000                 $940,490.50                    4.7500000
A-4    5.84%        $937,524.40               4.8666667                 $937,524.40                    4.8666667
A-5    5.97%        $794,616.95               4.9750000                 $794,616.95                    4.9750000
A-6    6.02%        $322,902.77               5.0166667                 $322,902.77                    5.0166667
  B    6.36%        $132,500.00               5.3000000                 $132,500.00                    5.3000000
  C    7.23%        $120,500.00               6.0250000                 $120,500.00                    6.0250000

Note Balance After Giving Effect to Principal Distribution
Class            Beginning Balance                   Pool Factor            Ending Balance           Pool Factor
A-1                67,097,836.95                      0.5951397              $46,952,132.90            0.4164528
A-2               227,529,000.00                      1.0000000             $227,529,000.00            1.0000000
A-3               197,998,000.00                      1.0000000             $197,998,000.00            1.0000000
A-4               192,642,000.00                      1.0000000             $192,642,000.00            1.0000000
A-5               159,722,000.00                      1.0000000             $159,722,000.00            1.0000000
A-6                64,366,000.00                      1.0000000              $64,366,000.00            1.0000000
  B                25,000,000.00                      1.0000000              $25,000,000.00            1.0000000
  C                20,000,000.00                      1.0000000              $20,000,000.00            1.0000000

Servicing Fee                                        $397,649.27
Servicing Fee Per $1,000 of Orig.Note                  0.3976493

Realized Losses                                      $168,887.07

Reserve Account Balance                           $11,716,580.06

Payments Received with Respect to Receivables
During Most Recently Ended Collection Period      $26,740,108.30
       Interest Payments Received                  $6,764,201.67
       Scheduled Principal Payments Received       $5,034,395.51
       Principal Prepayments Received             $14,941,511.12

Distribution to Residual Interestholders                   $0.00

Noteholders' Interest Carryover Shortfall                  $0.00
Noteholders' Interest Carryover Shortfall
       Per $1,000 Note                                 0.0000000

Aggregate Purchase Amounts for Receivables
that were purchased in related Collection Period           $0.00

Ending Pool Balance                              $934,212,535.86
Ending Pool Factor                                    0.93420936

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